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Exhibit 11 Statement Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiaries


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                                                                                     For the Three Months Ended
                                                                                 -----------------------------------
(Dollars in thousands, except per share data)                                        March 31         March 31
                                                                                       2002             2001
                                                                                       ----             ----
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Net income before cumulative effect of accounting change:

BASIC:
Weighted  average shares issued                                                        10,856,360        10,786,069
Less: Treasury shares                                                                    (911,689)         (765,972)
                                                                                 -----------------------------------
Net Weighted average shares outstanding                                                 9,944,671        10,020,097
                                                                                 ===================================

Net income before cumulative effect of accounting change                                   $4,683            $4,188
                                                                                 ===================================
Basic Earnings Per Share                                                                    $0.47             $0.42
                                                                                 ===================================

DILUTED:
Weighted  average shares issued                                                        10,856,360        10,786,069
Less: Treasury shares                                                                    (911,689)         (765,972)
Net effect of dilutive stock options - based on the treasury stock method using
  average market price                                                                    110,087            26,465
                                                                                 -----------------------------------
                                                                                       10,054,758        10,046,562
                                                                                 ===================================

Net income before cumulative effect of accounting change                                   $4,683            $4,188
                                                                                 ===================================
Diluted Earnings Per Share                                                                  $0.47             $0.42
                                                                                 ===================================

Net income:
(Dollars in thousands, except per share data)

BASIC:
Weighted  average shares issued                                                        10,856,360        10,786,069
Less: Treasury shares                                                                    (911,689)         (765,972)
                                                                                 -----------------------------------
Net Weighted average shares outstanding                                                 9,944,671        10,020,097
                                                                                 ===================================

Net income                                                                                 $4,683            $4,087
                                                                                 ===================================
Basic Earnings Per Share                                                                    $0.47             $0.41
                                                                                 ===================================

DILUTED:
Weighted  average shares issued                                                        10,856,360        10,786,069
Less: Treasury shares                                                                    (911,689)         (765,972)
Net effect of dilutive stock options -  based on the treasury stock method using
  average market price                                                                    110,087            26,465
                                                                                 -----------------------------------
                                                                                       10,054,758        10,046,562
                                                                                 ===================================

Net income                                                                                 $4,683            $4,087
                                                                                 ===================================
Diluted Earnings Per Share                                                                  $0.47             $0.41
                                                                                 ===================================
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